Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm”, in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 110 to the Registration Statement (Form N-1A, File No. 002-59353) of Guggenheim Variable Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 26, 2025 on the financial statements and financial highlights of Guggenheim Series E (Total Return Bond Series), Series F (Floating Rate Strategies Series) and Series P (High Yield Series) (three of the funds constituting Guggenheim Variable Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2024 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 24, 2025